Exhibit 10.6

UNITED STATES OF AMERICA

BEFORE THE

BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

WASHINGTON, D.C.

STATE OF GEORGIA

DEPARTMENT OF BANKING AND FINANCE

ATLANTA. GEORGIA

Written Agreement by and among
Docket No. 09-059-WA/RB-HC
SECURITY BANK CORPORATION
Macon, Georgia

SECURITY INTERIM HOLDING CORPORATION
Macon, Georgia

FEDERAL RESERVE BANK OF ATLANTA
Atlanta, Georgia

and

BANKING COMMISSIONER OF THE STATE OF GEORGIA
Atlanta, Georgia

WHEREAS, Security Bank Corporation and Security Interim Holding Corporation (collectively, the “Companies”), each of Macon, Georgia, registered bank holding companies, own and control Security Bank of Gwinnett County, Suwanee, Georgia, Security Bank of North Fulton, Alpharetta, Georgia, Security Bank of North Metro, Woodstock, Georgia, Security Bank of Bibb County, Macon, Georgia, Security Bank of Houston County, Perry, Georgia, and Security Bank of Jones County, Gray, Georgia, each a state nonmember bank (collectively, the “Subsidiary Banks”), and various nonbank subsidiaries.

WHEREAS, the Companies provide certain services and support to the Subsidiary Banks, including but not limited to, in the areas of risk management, credit administration, deposit operations, and liquidity and funds management;

WHEREAS, it is the common goal of the Companies, the Federal Reserve Bank of Atlanta (the “Reserve Bank”), and the Banking Commissioner of the State of Georgia (the “Commissioner”) to maintain the financial soundness of the Companies so that the Companies may serve as a source of strength to the Subsidiary Banks;

WHEREAS, the Companies, the Reserve Bank, and the Commissioner have mutually agreed to enter into this Written Agreement (the “Agreement”); and

WHEREAS, on May 6th, 2009, the boards of directors of the Companies, at duly constituted meetings, adopted resolutions authorizing and directing Alford C. Bridges to enter into this Agreement on behalf of the Companies, and consenting to compliance with each and every provision of this Agreement by the Companies and their institution-affiliated parties, as defined in sections 3(u) and 8(b)(3) of the Federal Deposit Insurance Act, as amended (the “FDI Act”) (12 U.S.C. §§ 1813(u) and l818(b)(3)).

NOW, THEREFORE, the Companies, the Reserve Bank, and the Commissioner agree as follows:

Risk Management

1. Within 60 days of this Agreement, the Companies shall submit to the Reserve Bank and Commissioner an acceptable written plan to strengthen risk management practices and assist the Subsidiary Banks in meeting the requirements of supervisory actions imposed on the Subsidiary Banks by their federal or state regulator. The plan shall, at a minimum, address, consider, and include:

(a) The Companies’ obligation to utilize their financial and managerial resources to assist the Subsidiary Banks in functioning in a safe and sound manner pursuant to Regulation Y of the Board of Governors of the Federal Reserve System (the “Board of Governors”) (12 C.F.R. § 225.4);

(b) a formal enterprise risk management evaluation;

(c) an updated internal audit risk assessment;

(d) a comprehensive issues tracking system that reports material issues, corrective actions to take to address issues, timetables for completion of corrective actions, and identification of individuals responsible for ensuring corrective actions are completed and fully implemented; and

(e) management of liquidity positions and funds management practices.

Dividends and Distributions

2. (a) The Companies shall not declare or pay any dividends without the prior written approval of the Reserve Bank, the Director of the Division of Banking Supervision and Regulation of the Board of Governors (the “Director”), and the Commissioner.

(b) The Companies shall not directly or indirectly take dividends or any other form of payment representing a reduction in capital from the Subsidiary Banks without the prior written approval of the Reserve Bank and the Commissioner.

(c) The Companies and their nonbank subsidiaries shall not make any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities without the prior written approval of the Reserve Bank, the Director, and the Commissioner.

(d) All requests for prior approval shall be received by the Reserve Bank and the Commissioner at least 30 days prior to the proposed dividend declaration date, proposed distribution on subordinated debentures, and required notice of deferral on trust preferred securities. All requests shall contain, at a minimum, current and projected information on the Companies’ capital, earnings, and cash flow; the Subsidiary Banks’ capital, asset quality, earnings, and ALLL; and identification of the sources of funds for the proposed payment or distribution. For requests to declare or pay dividends, the Companies must also demonstrate that the requested declaration or payment of dividends is consistent with the Board of Governors’ Policy Statement on the Payment of Cash Dividends by State Member Banks and Bank holding Companies, dated November 14, 1985 (Federal Reserve Regulatory Service, 4-877 at page 4-323), and the Georgia Department of Banking and Finance Statement of Policies.

Debt and Stock Redemption

3. (a) The Companies and any nonbank subsidiary shall not, directly or indirectly, incur, increase, or guarantee any debt without the prior written approval of the Reserve Bank and the Commissioner. All requests for prior written approval shall contain, but not be limited to, a statement regarding the purpose of the debt, the terms of the debt, and the planned source(s) for debt repayment, and an analysis of the cash flow resources available to meet such debt repayment.

(b) The Companies shall not, directly or indirectly, purchase or redeem any shares of their stock without the prior written approval of the Reserve Bank and the Commissioner.

Capital Plan

4. Within 60 days of this Agreement, the Companies shall submit to the Reserve Bank and the Commissioner an acceptable written plan to maintain sufficient capital at the Companies, on a consolidated basis, and at each of the Subsidiary Banks, as separate legal entities on a stand-alone basis. The plan shall, at a minimum, address, consider, and include:

(a) The consolidated organization’s and the Subsidiary Banks’ current and future capital requirements, including compliance with the Capital Adequacy Guidelines for Bank Holding Companies: Risk-Based Measure and Tier 1 Leverage Measure. Appendices A and D of Regulation Y of the Board of Governors (12 C.F.R. Part 225, App. A and D), and the applicable capital adequacy guidelines for the Subsidiary Banks issued by the Subsidiary Banks’ federal regulator:

(b) the adequacy of the Subsidiary Banks’ capital, taking into account the volume of classified credits, concentrations of credit, allowance for loan and lease losses (“ALLL”), current and projected asset growth, and projected retained earnings;

(c) the source and timing of additional funds to fulfill the consolidated organization’s and the Subsidiary Banks’ future capital requirements;

(d) supervisory requests for additional capital at the Subsidiary Banks or the requirements of any supervisory action imposed on the Subsidiary Banks by their federal or state regulator; and

(e) the requirements of section 225.4(a) of Regulation Y of the Board of Governors (12 C.F.R. § 225.4(a)) that the Companies serve as a source of strength to the Subsidiary Banks.

5. The Companies shall notify the Reserve Bank and the Commissioner, in writing, no more than 30 days after the end of any quarter in which the consolidated organization’s or any Subsidiary Bank’s capital ratio (total risk-based, Tier 1, or leverage) falls below the plan’s minimum ratios. Together with the notification, the Companies shall submit an acceptable capital plan that details the steps the Companies will take to increase the consolidated organization’s or the Subsidiary Bank’s capital ratios to or above the plan’s minimums.

Intercorporate Payments

6. As of the date of this Agreement, the Companies shall not: (1) increase any current fee charged to the Subsidiary Banks; or (ii) impose, levy or, in any other manner, charge the Subsidiary Banks any new fees without the prior written approval of the Reserve Bank. All requests for prior approval shall be received by the Reserve Bank at least 30 days prior to the proposed effective date of the change and shall be accompanied by documentation adequate to provide the Reserve Bank with the details of each proposed increase or new fee, including a description of the type of services to be rendered and proposed benefits to the Subsidiary Banks.

Compliance with Laws and Regulations

7. (a) in appointing any new director or senior executive officer, or changing the responsibilities of any senior executive officer so that the officer would assume a different senior executive officer position, the Companies shall comply with the notice provisions of section 32 of the FDI Act (12 U.S.C. § 1831i) and Subpart H of Regulation Y of the Board of Governors (12 C.F.R. §§ 225.71 et seq.), and also provide written notice to the Commissioner.

(b) The Companies shall comply with the restrictions on indemnification and severance payments of section 18(k) of the FDI Act (12 U.S.C. § 1828(k)) and Part 359 of the Federal Deposit Insurance Corporation’s regulations (12 C.F.R. Part 359).

Progress Reports

8. Within 30 days after the end of each calendar quarter following the date of this Agreement, the boards of directors of the Companies shall submit to the Reserve Bank and the Commissioner written progress reports detailing the form and manner of all actions taken to secure compliance with the provisions of this Agreement and the results thereof, and a parent company only balance sheet, income statement, and, as applicable, a report of changes in stockholders’ equity.

Approval and Implementation of Plans

9. (a) The Companies shall submit written plans that are acceptable to the Reserve Bank and the Commissioner within the applicable time periods set forth in paragraphs 1 and 4 of this Agreement.

(b) Within 10 days of approval by the Reserve Bank and the Commissioner, the Companies shall adopt the approved plans. Upon adoption, the Companies shall promptly implement the approved plans and thereafter fully comply with them.

(c) During the term of this Agreement, the approved plans shall not be amended or rescinded without the prior written approval of the Reserve Bank and the Commissioner.

Communications

10. All communications regarding this Agreement shall be sent to:

(a)	Mr. Robert D. Hawkins

Assistant Vice President

Federal Reserve Bank of Atlanta

1000 Peachtree Street, N.E.

Atlanta, Georgia 30309-4470

(b)	Mr. Robert M. Braswell

Commissioner

Georgia Department of Banking and Finance

2990 Brandywine Road, Suite 200

Atlanta, GA 30341

(c)	Alford C. Bridges

Chairman of the Board

Security Bank Corporation

Security Interim Holding Corporation

4219 Forsyth Road

P.O. Box 4748

Macon, Georgia 31210

Miscellaneous

11. Notwithstanding any provision of this Agreement, the Reserve Bank and the Commissioner may, in their sole discretion, grant written extensions of time to the Companies to comply with any provision of this Agreement.

12. The provisions of this Agreement shall be binding upon the Companies and their institution-affiliated parties, in their capacities as such, and their successors and assigns.

13. Each provision of this Agreement shall remain effective and enforceable until stayed, modified, terminated, or suspended in writing by the Reserve Bank and the Commissioner.

14. The provisions of this Agreement shall not bar, estop, or otherwise prevent the Board of Governors, the Reserve Bank, the Commissioner, or any other federal or state agency from taking any other action affecting the Companies, the Subsidiary Banks, any nonbank subsidiary of the Companies, or any of their current or former institution-affiliated parties and their successors and assigns.

15. Pursuant to section 50 of the FDI Act (12 U.S.C. § 1831aa), this Agreement is enforceable by the Board of Governors under section 8 of the FDI Act (12 U.S.C. § 1818) and by the Commissioner pursuant to the Official Code of Georgia Annotated § 7-1-91.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the 6th day of May, 2009.

SECURITY BANK CORPORATION		FEDERAL RESERVE BANK OF ATLANTA

By:	/s/ Alford C. Bridges	By:	/s/ Robert D. Hawkins
	Alford C. Bridges		Robert D. Hawkins
	Chairman of the Board		Assistant Vice President

SECURITY INTERIM HOLDING CORPORATION		BANKING COMMISSIONER OF THE STATE OF GEORGIA

By:	/s/ Alford C. Bridges	By:	/s/ Robert M. Braswell
	Alford C. Bridges		Robert M. Braswell
	Chairman of the Board		Commissioner